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                                                                   EXHIBIT 10.24

                             DISTRIBUTION AGREEMENT

This Distribution Agreement ("Agreement") is entered into by and between Fox News Network, LLC, a division of News Corporation. ("Provider"), a Delaware Limited Liability Company with its principle offices at 1211 Avenue of the Americas, New York, NY 10036, and Intelligent Information Incorporated (the Distributor"), a Delaware corporation with its principle offices at One Dock Street, Suite 500, Stamford, CT 06902.

1.     Definitions

       a. Information Providers. The term "Information Providers" means third parties from whom the Provider acquires the right to distribute Content provided or made available as part of the Service for use solely in connection with the Product as described below.

       b. Service. The term "Service" refers to the act of parsing and delivering the Content, as defined below and other information provided by approved third party content providers, to Users.

       c. Content. The term "Content" means all material, whether or not protected by copyright, including but not limited to text, images, and other multimedia data, delivered by Provider as part of the Service and as further defined in Exhibit A.

       d. Business Partners. The term "Business Partners" means third parties through which Distributor distributes the Services to Users, subject to the terms of this Agreement.

       e. Users. The term "Users" sometimes referred to as subscribers, means those consumers who purchase the Service or use the Product.

       f. Product. The term "Product" means the Service as packaged with and delivered to a device distributed by the Distributor and its' Business Partners.

       g. Trademark. The term Trademark means the FOX NEWS name and logo as such logo appears on its Web site on marketing materials and in advertising by the Provider,

       h. Wireless. The term wireless means public networks including paging, narrowband PCS, broadband PCS, specialized mobile radio, cellular.

2.     Distribution

       a. Grant of Rights. Subject to the terms and conditions of this Agreement, Provider grants Distributor a nonexclusive license, except as provided for in this Agreement, and right to, (i) distribute the Content in connection with the Service for use with the Product; and (ii) license the use of the Trademark to market the Service as part of the Product. Business Partners shall have the right to market the Service and distribute the Service to Users and to use the Service for their internal use subject to the terms of this Agreement.


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       b. User Agreements. Distributor shall require that each Business Partner enter into an agreement prior to utilizing Content or Trademarks. Such agreements are to be approved by the Provider twenty (20) days in advance of utilizing Content or Trademarks.

       c. Reservation. Provider reserves the right to add or withdraw all or portions of Content with ten (10) days notice to Distributor or immediately if Provider has good cause.

       d. Exclusive. Provider grants Distributor a three year period of exclusivity solely with respect to the Content and the Trademark license to use in the Wireless market, to start concurrent with signing of this agreement. Distributor grants Provider a three year period of exclusivity as it pertains to cable news channels CNN and MSN BC.

3.     Marketing

       a. Expenses. Distributor shall be responsible for all expenses incurred by distributor in promoting and marketing the Service, unless such expenses have been agreed to be paid by the Provider or a third party advertiser in writing in advance.

       b. Use of Trademark. Distributor acknowledges that Provider Trademarks are the sole and exclusive property of the Provider, Distributor shall use its best efforts to name Provider as one of its information services in its formal promotional and marketing materials relating to the Service. Provider agrees that Distributor has the right to use the Trademark in Distributor and its' Business Partner marketing and advertising materials, subject to the terms of this Agreement, provided Distributor and its Business Partners include notice that the Trademark are registered trademarks of FOX NEWS.

       c. Prior Approval. Distributor agrees to submit to Provider for prior written approval all press releases, advertising or other promotional materials that use Service names or a party's company name not less than fifteen (15) days before the proposed use. Provider shall not unreasonably withhold its approval. Unless notice of approval or disapproval is received within (10) days of receipt of promotional materials, approval shall be deemed granted. Distributor shall be solely responsible for insuring that Business Partner and Users use the Trademark solely in such form as has been previously approved by Provider.

       d. Referral. Provider and Distributor agree to provide Users with references back to the FOX NEWS web site for additional information on a subject delivered to a User based upon Content from the Provider.

4.     Delivery of the Service

       a. Provision of the Service. Subject to the terms and conditions of this Agreement, Provider shall provide the Service to Distributor and Distributor shall receive the Service from Provider in conformance with the Technical Specifications set forth in Exhibit C.

       b. Timeliness. Provider shall use commercially reasonable efforts to maintain the timeliness of the Content. Distributor acknowledges that, in part, Provider relies on the performance of Information Providers outside the control of Provider in order to provide the Service.

       c. Modifications. Distributor shall not rewrite or alter the Content of the Service or create any


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work derived from the Content of the Service, without the prior written approval of Provider. Provider agrees that Distributor may make changes to the format of the content in order to meet wireless display equipment formats.

       d. Review by Provider. Throughout the term of this Agreement, Distributor shall provide Provider reasonable access to Distributor's system for distribution of the Service to Users for the sole purpose of reviewing Distributors implementation of the Service.

5.     Reporting and Payment

       a. Reporting. Distributor shall provide to Provider by the 15th of each month a report indicating the number of Users of the Service for the prior calendar month and any such additional information as may reasonably be requested by Provider, including the defined Service packages purchased, the number of impressions generated.

       b. Payment Schedule. Provider shall pay Distributor the Monthly Fees set forth in the Payment Schedule in Exhibit B.

6.     Term and Termination

       a. Term. This Agreement commences on the date last signed (the "Effective Date"), and shall remain in effect for an Initial Term of three (3) years.

       b. Termination. Provider may terminate this Agreement for any and no reason at any time upon ninety (90) days prior written notice to Distributor. Either party may terminate this Agreement at any time if the other party materially breaches any provision of this Agreement. Such termination shall take effect (i) if the breach is incapable of cure, then immediately upon the breaching party's receipt of a written notice of termination which identifies the breach, or (ii) if the breach, capable of being cured, has not been cured or a satisfactory plan to cure has not been developed within ten (10) days after receipt of written notice from the non-breaching party identifying the breach, then immediately upon receipt of a written notice of termination received within five (5) days of the end of such ten (10) day period.

       c. Insolvency. Either party may terminate this Agreement by written notice to the other if the other party becomes insolvent, makes a general assignment for the benefit of creditors, permits the appointment of a receiver for its business or. assets, or takes steps to wind up or terminate its business.

7.     Content

       a. Ownership. Distributor acknowledges that Provider is the sole copyright proprietor of the Content and that this Agreement does not transfer to Distributor, Business Partners or Users any proprietary right, title or interest, including copyright, in the Content made available as part of the Service.

8.     Limited Warranties of Provider and Distributor

       a. Distributor acknowledges that Provider's trademarks are the sole and exclusive property of Provider Pursuant to Paragraph 3b, Provider shall have the right to approve in writing in advance the use of its Trademarks by Distributor to identify and promote use of the Service.



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       b. Agreement. Provider warrants that its entry into this Agreement does not violate any agreement between Provider and any third party.

       c. Laws and Regulations. Provider warrants that its performance under this Agreement and the use of the Content conforms to all applicable laws and government rules and regulations, subject to the terms of this Agreement.

       c. The Content. Distributor agrees that the Content is provided by Provider "AS IS", without any warranty or representation of any kind.

9.     Limitation of Liability

       In no event shall one party be liable to the other party for any direct, indirect, special, exemplary or consequential damages, including lost profits, whether or not foreseeable or alleged to be based on breach of warranty, contract, negligence or strict liability, arising under this Agreement or any performance under this Agreement.

10.    Indemnification

       Distributor shall indemnify and hold harmless Provider and its Information Providers from and against any claims, losses, expenses, liabilities, and damages, including reasonable legal fees and expenses, arising out of Distributor's, Business Partners' or Users' breach of any provision of this Agreement. Provider agrees to notify Distributor of any such claim promptly in writing. The parties agree to cooperate fully during such proceedings. Distributor shall defend and settle at its sole expense all proceedings arising out of the foregoing.

11.    Force Majeure

       Neither party shall be liable for any delay or failure to perform under this Agreement if caused by conditions beyond its control, including but not limited to fire, flood, accident, storm, acts of war, riot, government interference, strikes or walkouts; provided, however, no such event shall excuse any delay or failure to perform by Provider of its obligations to make payment to Distributor under Paragraph 5 of this Agreement. The affected performing party shall promptly notify the other party of the nature and anticipated length of continuance of such force majeure. Should any such failure or suspension of performance by Provider continue for more than one (1) month, then either party shall have the right to terminate this Agreement without further liability or obligation on the part of either party.

12.    Notices

       All notices and demands hereunder shall be in writing and delivered by hand delivery, certified or registered mail, return receipt requested, or confirmed facsimile transmission at the addresses set forth below (or at such different address as may be designated by either party by written notice to the other party). Delivery shall be deemed to occur (i) if by hand deliver, upon such delivery, (ii) if by mail, four (4) days after deposit with the U.S. Postal Service, and (iii) if by facsimile transmission, upon receipt of confirmation.

       If to Provider:

                    FOX NEWS

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                                    1211 Avenue of the Americas
                                    New York, N. Y. 10036-8795
                                    Attn: Vice President, Finance

            If to Distributor:

                                    Intelligent Information Incorporated
                                    One Dock Street, Suite 500
                                    Stamford, CT 06902
                                    Attn: Controller

13.    General Terms and Conditions

       a. Not Agent. Neither party shall be considered an agent of the other party nor shall either party have the authority to bind the other party.

       b. No Assignment. Neither party may assign this Agreement without the written consent of the other party, such consent shall not be unreasonably withheld: provided, however, that either party may assign this Agreement as part of a transaction in which substantially all of the assets related to its rights and obligations under this Agreement are assigned to a third party.

       c. Governing Law. This Agreement and performance hereunder shall be construed and governed by the laws of the State of New York.

       d. Severability. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such provision(s) had never been contained herein, provided that such provision (s) shall be curtailed, limited or eliminated only to the extent necessary to remove the invalidity, illegality or unenforceability.

       e. Waiver. No waiver of any breach of any of the provisions of this Agreement shall be deemed a waiver of any preceding or succeeding breach of the same or any other provisions hereof. No such waiver shall be effective unless in writing and then only to the extent expressly set forth in writing.

       f. Complete Agreement. The parties agree that this Agreement is the complete and exclusive statement of the agreement between the parties, which supersedes and merges all prior proposals, understandings and other agreements, oral or written, between the parties relating to this Agreement.

       g. Amendment. This Agreement may not be modified, altered or amended except by written instrument duly executed by both parties.

       h. Not Inference Against Author. No provision of this Agreement shall be interpreted against any party because such party or its legal representative drafted such provision.

       i. Headings. The headings used in this Agreement are for convenience only and are not to be construed to have a legal significance.

       j. Read and Understood. Each party acknowledges that it has read and understands this



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Agreement and agrees to be bound by its terms.

AGREED                                            PROVIDER:

         III                                            Fox News
----------------------                            ----------------------

Distributor, by:                                  Provider, by:

/s/ Stephen G. Maloney                            /s/ Jack Abernathy
----------------------                            ----------------------
Signature                                         Signature

Stephen G. Maloney                                Jack Abernathy
----------------------                            ----------------------

Printed Name                                      Printed Name

 President                                        VP Finance and Admin.
----------------------                            ----------------------
Title                                             Title

Date: 6/16/97                                     Date: 6/13/97




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                                    EXHIBIT A

          Description of Content, Brand and Distributor use of Service

a. Content shall be determined by Provider in consultation with Distributor.

b. The use of the Service will be to bundle the Content (if and when provided) with information provided by Distributor from third parties so as to provide to the User a branded Product containing limited information from Provider and other information e.g. national and business news.

c. The Distributor will include the Provider on all Packages sold with its brand and will include periodic reference to either the Providers world wide web address (URL).

d. The Provider agrees that the Distributor will use the Trademark and associated brands to market and differentiate its Service in the Wireless market.

                                    EXHIBIT B

                                Payment Schedule

a. Fees. Distributor shall pay Provider according to the following fee schedule:


- Use of the Trademark and Brand only, will be at no cost to the Distributor or Provider.



b. Demo Units. Distributor may set up free demonstration accounts for sales and marketing purposes, but will use its best efforts to minimize the number and duration of such accounts.


c. Cross Promotion. Distributor will use reasonable efforts tp "push" Users to the Provider's web site for additional information.

                                    EXHIBIT C

                            Provision of the Service
                            Technical Specifications

Service is to be delivered to Distributor in an electronic manner that is mutually agreeable.

                                    EXHIBIT D

                            Confidential Information

a. This Agreement and all Exhibits thereto.




  Intelligent Information Incorporated Confidential & Proprietary (FOXNWDA697)